UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2004

UTEK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

202 South Wheeler Street
Plant City, FL 33563
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On September 1, 2004, UTEK Corporation (the “Company”) entered into a three-year employment agreement, effective September 1, 2004, with the Company’s Chairman and Chief Executive Officer, Dr. Clifford M. Gross. Under the terms of the employment agreement, Dr. Gross will receive an annual base salary of $300,000. In addition to his base salary, Dr. Gross will receive a reasonable allowance for an automobile for the duration of the employment agreement.

     The employment agreement provides that if (i) Dr. Gross is terminated or requested or forced to resign during the term of the employment agreement, (ii) the employment agreement is not renewed at the end of its term or (iii) Dr. Gross is terminated by the Company for cause or (iv) the Company shall terminate Dr. Gross’s employment in any way that is a breach of the employment agreement, then Dr. Gross shall received a severance payment equal to the number of years Dr. Gross has worked for the Company times $50,000 per year, “grossed-up” to cover any tax liability on such severance payment. In addition, all stock options held by Dr. Gross accelerate and become immediately vested, and the Company will be obligated to file a registration statement with the Securities and Exchange Commission to register any unregistered securities of the Company held by Dr. Gross.

     The employment agreement also provides that in the event of a “change of control,” Dr. Gross will be entitled to receive a one-time bonus equal to twice his annual salary, “grossed-up” to cover any tax liability on such bonus. In addition, all stock options held by Dr. Gross accelerate and become immediately vested, and the Company will be obligated to file a registration statement with the Securities and Exchange Commission to register any unregistered securities of the Company held by Dr. Gross. A “change of control” occurs as defined in the employment agreement when: (i) a person or group becomes the beneficial owner of more than 30% of the Company’s outstanding securities; (ii) at any time, the board nominated slate of directors is not elected; (iii) the Company consummates a merger in which it is not the surviving entity; or (iv) substantially all of the Company’s assets are sold or the Company’s stockholders approve the dissolution or liquidation of the Company.

     Finally, the employment agreement obligates the Company to nominate Dr. Gross to serve as Chairman of the Company’s Board of Directors during the term of the employment agreement.

     In consideration of the benefits provided under the employment agreement, Dr. Gross has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, to not compete with the Company.

Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated September 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2004	UTEK CORPORATION.

	By:	/s/ Carole R. Wright

Carole R. Wright
Chief Financial Officer, Treasure and Secretary

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